Exhibit 99.2

EYEWONDER, INC.

SPECIAL MEETING OF STOCKHOLDERS

[                    ], 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of EyeWonder, Inc. hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement/prospectus, each dated [                    ], 2010, and hereby appoints John J. Vincent and Jerome F. Connell, Jr., and each of them, with full power of substitution, as Proxy or Proxies, to vote all common shares and preferred shares of the undersigned at the Special Meeting of Stockholders of EyeWonder, Inc., to be held on [                    ], 2010, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side)

COMMENTS:

SPECIAL MEETING OF STOCKHOLDERS OF

EYEWONDER, INC.

[                    ], 2010

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

ÀPlease detach along perforated line and mail in the envelope provided.À

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, “FOR” PROPOSAL 3 AND “FOR” PROPOSAL 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

FOR	AGAINST	ABSTAIN

1.      To approve the Agreement and Plan of Merger, dated as of December 21, 2009, by and among Limelight, Elvis Merger Sub One Corporation, Elvis Merger Sub Two LLC, EyeWonder, John J. Vincent, as stockholder representative, and Deutsche Bank National Trust Company, as Escrow Agent.

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2.      To approve the conversion of each share of outstanding EyeWonder Series A preferred stock into EyeWonder common stock immediately prior to the effective time of the first-step merger in accordance with the EyeWonder certificate of incorporation.

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3.      To approve the conversion of each share of outstanding EyeWonder Series B preferred stock into EyeWonder common stock immediately prior to the effective time of the first-step merger in accordance with the EyeWonder certificate of incorporation.

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4.      To consider and vote upon an adjournment of the EyeWonder special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal No. 1.

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5. Transact any such other business as may properly come before the meeting or any adjournment or postponement thereof.

Either of such Proxies or substitutes shall have and may exercise all of the powers of said proxies hereunder.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.